Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

GERMANTOWN, MD, October 31, 2017 —Senseonics Holdings, Inc. (NYSE-American: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today reported financial results for the third quarter ended September 30, 2017.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Received CE Mark for Eversense XL which extends wear of Eversense for up to 180 days
•	Expanded European launch of Eversense System to six additional European countries for availability in a total of 13 countries
•	Revenue of $2.1 million in the third quarter 2017
•	Completed financing which brought $26 million in aggregate net proceeds to the Company

“In the third quarter, we continued to strengthen the Eversense franchise, broadening availability of the system in additional European markets,  deepening our presence where Eversense has been available, and enhancing our offering with the CE Mark approval of Eversense XL.” said Tim Goodnow, President and Chief Executive Officer of Senseonics. “In the remaining time in 2017 we will be introducing Eversense XL into the first European market and working with our distribution partners for expanded launch in 2018.”

THIRD QUARTER 2017 RESULTS:

Revenue was $2.1 million for the third quarter of 2017, compared to $37,000 for the third quarter of 2016.

Third quarter 2017 sales and marketing expenses increased $1.4 million year-over year, to $2.1 million The increase in sales and marketing expenses was primarily driven by an increase in compensation expense associated with hiring efforts to support and expand the distribution of Eversense in Europe as well as preparation for U.S. launch in 2018.

Third quarter 2017 research and development expenses increased $2.9 million year-over-year, to $9.8 million. The increase in research and development expenses was primarily driven by the on-going support of our PMA application as well as the Canadian pediatric trial and additional feasibility trials.

Third quarter 2017 general and administrative expenses increased $1.1 million, year-over-year, to $3.9 million. The increase in general and administration expenses was primarily driven by an increase in compensation, legal and other administrative expense associated with supporting operational growth.

Net loss was $17.4 million, or $0.13 per share, in the third quarter of 2017, compared to $10.9 million, or $0.12 per share, in the third quarter of 2016. Third quarter 2017 net loss per share was based on 128.9 million weighted average shares outstanding, compared to 93.4 million weighted average shares outstanding in the third quarter of 2016.

As of September 30, 2017, cash, cash equivalents, and marketable securities were $52.7 million and outstanding indebtedness was $25 million, compared to cash, cash equivalents, and marketable securities of $20.3 million and outstanding indebtedness of $20 million, as of December  31, 2016.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, October 31, 2017, to discuss these financial results and recent business developments. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383 Entry Number: 6395376 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformational glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics' CGM systems, Eversense and Eversense XL, include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

FORWARD LOOKING STATEMENTS

Any statements in this press release about future expectations, plans and prospects for Senseonics, including statements about the potential U.S. launch of Eversense, the development of future generations of Eversense, the commercialization of Eversense XL in Europe and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the underwritten public offering on the anticipated terms or at all, uncertainties inherent in the expanded commercial launch of Eversense and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2016, Senseonics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and Senseonics’ other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,783	$13,047
Marketable securities	22,917	7,291
Accounts receivable	2,063	251
Inventory, net	2,413	477
Prepaid expenses and other current assets	1,899	365
Total current assets	59,075	21,431

Deposits and other assets	176	105
Property and equipment, net	887	735
Total assets	$60,138	$22,271

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,125	$3,070
Accrued expenses and other current liabilities	7,554	4,666
Notes payable, current portion	7,500	3,889
Total current liabilities	20,179	11,625

Notes payable, net of discount	16,801	15,177
Accrued interest	842	273
Other liabilities	66	73
Total liabilities	37,888	27,148

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 136,691,128 and 93,569,642 shares issued and outstanding as of September 30, 2017 and December 31, 2016	136	94
Additional paid-in capital	269,662	199,751
Accumulated deficit	(247,548)	(204,722)
Total stockholders' equity (deficit)	22,250	(4,877)
Total liabilities and stockholders’ equity (deficit)	$60,138	$22,271

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$2,097	$37	$3,464	$56
Cost of sales	2,957	114	5,716	148
Gross profit	(860)	(77)	(2,252)	(92)

Expenses:
Sales and marketing expenses	2,089	733	4,478	2,001
Research and development expenses	9,765	6,883	22,368	20,838
General and administrative expenses	3,891	2,819	11,545	10,060

Operating loss	(16,605)	(10,512)	(40,643)	(32,991)
Other income (expense), net:
Interest income	129	35	187	69
Interest expense	(915)	(502)	(2,365)	(1,045)
Other income (expense):	12	92	(5)	3

Net loss	(17,379)	(10,887)	(42,826)	(33,964)
Total comprehensive loss	$(17,379)	$(10,887)	$(42,826)	$(33,964)

Basic and diluted net loss per common share	$(0.13)	$(0.12)	$(0.39)	$(0.39)
Basic and diluted weighted-average shares outstanding	128,898,682	93,386,139	108,959,779	87,838,031